FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

METROPOLITAN MORTGAGE & SECURITIES, CO., INC.
(Exact name of registrant as specified in its charter)

             Washington                           91-0609840
(State of incorporation or organization)         (I.R.S. Employer
                                                 Identification No.)

      W. 929 Sprague, Spokane Washington              99204
     (Address of Principal executive offices)      (Zip Code)

Securities to be registered pursuant of Section 12(b) of the Act:

Title of each class               Name of each exchange on which
to be so registered               each class is to be registered
        None                                None

	If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

	If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

	Securities to be registered pursuant to Section 12(g) of the Act:

Metropolitan Mortgage & Securities, Co., Inc. Preferred Stock,
Series C
Series D
Series E-1
Series E-2
Series E-3
Series E-4
Series E-5
Series E-6


Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrants Preferred Stock, Series C, to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-2699 effective date of February 28, 1985.

The description of the Registrants Preferred Stock, Series D, to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-25702, effective date of February 11, 1987.

The description of the Registrants Preferred Stock, Series E-1, to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-19238 effective date of February 8, 1988.

The description of the Registrants Preferred Stock, Series E-2, to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-32586, effective date of February 8, 1989.

The description of the Registrants Preferred Stock, Series E-3 to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-32586, effective date of February 12, 1992.

The description of the Registrants Preferred Stock, Series E-4, to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-40221, effective date of January 31, 1992.

The description of the Registrants Preferred Stock, Series E-5 to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-57396, effective date of April 26, 1993.

The description of the Registrants Preferred Stock, Series E-6 to be registered hereunder is incorporated by reference to the description contained in Registration Statement Number 33-51803, effective date of February 14, 1994.

Item 2. Exhibits.

I.	Instruments defining rights of Securityholders.

1.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series C, filed as Exhibit Number 4(g) to Registration Statement Number
33-2699.

2.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series D, filed as Exhibit Number 4(a) to Registration Statement Number
33-25702.

3.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
1, filed as Exhibit Number 4(a) to Registration Statement
Number 33-19238.

4.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
2, filed as Exhibit Number 4(g) to Registration Statement
Number 33-25702.

5.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
3, filed as Exhibit Number 4(a) to Registration Statement
Number 33-32586.

6.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
4, filed as Exhibit Number 4(h) to Registration Statement
Number 33-40221.

7.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
5, filed as Exhibit Number 4(i) to Registration Statement
Number 33-57396.

8.	The information required by this item is incorporated by
reference to the following previously filed Exhibit Series E-
6, filed as Exhibit Number 4(l) to Registration Statement
Number 33-51803.



Signature

	Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METROPOLITAN MORTGAGE & SECURITIES, CO., INC.
Date: January 23, 1997

/S/ Susan Thomson
________________________
Susan Thomson,
Vice President